UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2007 (March 2, 2007)

Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On March 2, 2007, our Board of Directors elected Ms. Mary C. Choksi as a director, effective immediately. Ms. Choksi has been Managing Director of Strategic Investment Partners, Inc. and Emerging Markets Investors Corporation (investment management firms) since 1987.

Ms. Choksi will stand for re-election by shareholders at our 2007 Annual Meeting. Ms. Choksi has been assigned to the Audit Committee of the Board of Directors and replaced Sheli Z. Rosenberg on such Committee.

Ms. Choksi is an independent director under the New York Stock Exchange Listing Standards and our director independence criteria. In accordance with compensation provided to all of our non-employee directors, Ms. Choksi was awarded a one-time new director equity grant of 2,919 deferred shares of common stock, which will vest ratably over three years, subject to Ms. Choksi’s continued service as a director. In addition, Ms. Choksi will receive an annual retainer fee of $125,000 and fees as an Audit Committee member of $20,000 per year. Such amounts will be paid 50% in cash and 50% in deferred common stock. Each share of deferred common stock entitles a director to receive one share of common stock immediately following such director’s retirement or termination of service from the Board for any reason.

Our press release announcing Ms. Choksi’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated March 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date: March 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 5, 2007.